                                                                    Exhibit 4(K)





                           THE PROGRESSIVE CORPORATION



                                       AND



                     STATE STREET BANK AND TRUST COMPANY, as
                                Successor Trustee





                          FIRST SUPPLEMENTAL INDENTURE





                           Dated as of March 15, 1996
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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 15, 1996 (this
"Supplemental Indenture") by and between THE PROGRESSIVE CORPORATION, an Ohio corporation (the "Issuer") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("SSB"), in its capacity as Successor Trustee (in such capacity, the "Successor Trustee").


                                  WITNESSETH:

         WHEREAS, the Issuer entered into an Indenture, dated as of September 15, 1993 (the "Indenture"), with The First National Bank of Boston ("FNBB"), in its capacity as Trustee (in such capacity, the "Original Trustee"), pursuant to which the Issuer may from time to time issue its unsecured debentures, notes and other evidences of indebtedness in one or more series; and

         WHEREAS, SSB has acquired substantially all of the corporate trust business of FNBB; and

         WHEREAS, the parties hereto wish to confirm the succession of SSB as trustee under the Indenture.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto mutually covenant and agree as follows:

         1. Pursuant to Section 6.11 of the Indenture, SSB, by virtue of its succession to the corporate trust business of FNBB, is the Successor Trustee under the Indenture.

         2. SSB represents and warrants that (a) to the best of its knowledge, it is qualified under Section 310(b) of the Trust Indenture Act of 1939 and (b) it is eligible to serve as Successor Trustee under the provisions of Section 6.8 of the Indenture. SSB hereby accepts its appointment as Successor Trustee.

         3. The Issuer hereby confirms the removal of the Original Trustee and the appointment of SSB as the Successor Trustee, and further confirms that all rights and powers of the trustee under the Indenture have vested in the Successor Trustee.

         4. The definition of "Corporate Trust Office" in Section 1.1 of the Indenture shall be deleted and the following shall be added in its place:
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                 "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is currently located at Two International Place, Boston, Massachusetts 02110, Attn.: Corporate Trust Administration.

         5. In all other ways the Indenture is hereby ratified and confirmed.


                                        THE PROGRESSIVE CORPORATION


                                        By       /s/ Charles B. Chokel
                                                --------------------------------
                                                Charles B. Chokel
                                                Treasurer

[Corporate Seal]

Attest:


By       /s/ David M. Schneider
         -------------------------
         David M. Schneider
         Secretary


                                        STATE STREET BANK AND TRUST
                                        COMPANY



                                        By       /s/ Ruth A. Smith
                                                 -------------------------------
                                                 Ruth A. Smith
                                                 Assistant Vice President

[Corporate Seal]

Attest:


By       /s/ Debra J. Gauthier
         -------------------------
         Debra J. Gauthier
         Senior Account Administrator
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STATE OF OHIO                       )
                                    )  ss.:
COUNTY OF CUYAHOGA                  )


         On this 14th day of March, 1996, before me personally came Charles B. Chokel, to me personally known, who, being by me duly sworn, did depose and say that he is a resident of Cuyahoga County, Ohio; that he is an officer of THE PROGRESSIVE CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                        /s/ Cynthia E. Barth
                                        ---------------------------------
                                        Notary Public
                                        My commission expires:
[Notarial Seal]



STATE OF MASSACHUSETTS                 )
                                       )  ss.:
COUNTY OF SUFFOLK                      )


         On this 15th day of March, 1996, before me personally came Ruth A. Smith, to me personally known, who, being by me duly sworn, did depose and say that she is a resident of Norfolk County, Massachusetts; that she is an authorized officer of STATE STREET BANK AND TRUST COMPANY, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.


                                        /s/ Cecil Gilbert
                                        ----------------------------------
                                        Notary Public
                                        My commission expires:
[Notarial Seal]